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                                                                     EXHIBIT 4.7

                           KILROY REALTY CORPORATION

                           CERTIFICATE OF CORRECTION
                           -------------------------


          Kilroy Realty Corporation, a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

          FIRST:  On October 15, 1998, the Corporation filed with the
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Department, Articles Supplementary (the "Articles Supplementary") classifying
400,000 shares of the Corporation's authorized but unissued preferred stock as "Class B Junior Participating Preferred Stock". The Corporation is the only party to the Articles Supplementary.

          SECOND:  The Articles Supplementary contained certain typographical
          ------
errors, errors of transcription or other errors and the Corporation desires to correct such errors by filing this Certificate of Correction.

          THIRD:  The first such error appears in the Articles Supplementary, as
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originally filed, in the first paragraph of Section 2 of Article SECOND, which reads:

          Subject to the prior and superior rights of the holders of any shares of any class or series of stock of this Company ranking prior and superior to the Class B Preferred Stock with respect to dividends, the holders of shares of Class B Preferred Stock, in preference to the holders of common stock, par value $.01 per share (the "Common Stock"), of the Company, and of any other stock ranking junior to the Class B Preferred Stock, shall be entitled to receive, when, as and if authorized by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly
    Dividend Payment Date"), commencing on the first Quarterly Dividend
    Payment Date after the first issuance of a share or fraction of a share of Class B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the
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    outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Class B Preferred Stock. In the event that the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Class B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          FOURTH: The first paragraph of Section 2 of Article SECOND of the
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Articles Supplementary, as corrected, now reads as follows:

          Subject to the prior and superior rights of the holders of any shares of any class or series of stock of this Company ranking prior and superior to the Class B Preferred Stock with respect to dividends, the holders of shares of Class B Preferred Stock, in preference to the holders of common stock, par value $.01 per share (the "Common Stock"), of the Company, and of any other stock ranking junior to the Class B Preferred Stock, shall be entitled to receive, when, as and if authorized by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Class B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of
    (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares

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    of Common Stock or a subdivision of the outstanding shares of Common Stock
    (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Class B Preferred Stock. In the event that the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Class B Preferred Stock were entitled immediately prior to such event under clause
    (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          FIFTH:  The remaining paragraphs of Section 2 of Article SECOND
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contain no errors and remain unchanged.

          SIXTH:  The second such error appears in the Articles Supplementary,
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as originally filed, in the first paragraph of Section 6 of Article SECOND which reads:

          Upon any liquidation, dissolution or winding up of the Company, voluntary or otherwise, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class B Preferred Stock unless, prior thereto, the holders of shares of Class B Preferred Stock shall have received an amount per share (the "Series B Liquidation Preference") equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Class B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class B Preferred Stock, except

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    distributions made ratably on the Class B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Class B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

          SEVENTH:  The first paragraph of Section 6 of Article SECOND of the
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Articles Supplementary, as corrected, now reads as follows:

          Upon any liquidation, dissolution or winding up of the Company, voluntary or otherwise, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class B Preferred Stock unless, prior thereto, the holders of shares of Class B Preferred Stock shall have received an amount per share (the "Series B Liquidation Preference") equal to $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Class B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or
    (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class B Preferred Stock, except distributions made ratably on the Class B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time




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    declare or pay any dividend on the Common Stock payable in shares of Common
    Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Class B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

          EIGHTH:  The remaining paragraphs of Section 6 of Article SECOND
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contain no errors and remain unchanged.

          NINTH:  The third such error appears in the Articles Supplementary, as
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originally filed, in Section 7 of Article SECOND, which reads:

          In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Class B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Class B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number



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    of shares of Common Stock that were outstanding immediately prior to such event.

          TENTH:  Section 7 of Article SECOND of the Articles Supplementary, as
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corrected, now reads as follows:

          In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Class B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Class B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

ELEVENTH:  The undersigned Executive Vice President of the Corporation
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acknowledges this Certificate of Correction to be the corporate act of the
Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President acknowledges to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.




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          IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Correction to be executed under seal in its name and on its behalf by its Executive Vice President and attested to by its Assistant Secretary on this 3rd day of March, 1999.

                                                KILROY REALTY CORPORATION



                                                By /s/ Jeffrey C. Hawken
                                                  ----------------------------
                                                  Jeffrey C. Hawken
                                                  Executive Vice President and
                                                  Chief Operating Officer

ATTEST:



/s/ Tyler H. Rose
-----------------------
Tyler H. Rose
Assistant Secretary




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